CHOCK FULL O' NUTS CORPORATION

INCENTIVE COMPENSATION PLAN

ARTICLE I-GENERAL

1.  PURPOSES

	The purposes of the Chock Full O' Nuts Corporation (the "Company") Incentive Compensation Plan (the "Plan") are (i) to provide incentives to key employees whose performance will contribute to the long-term success and growth of the company, (ii) to strengthen the ability of the Company to attract and retain employees of high competence, (iii) to increase the identity of interests of such key employees with those of the Company's stockholders, and (iv) to help build loyalty to the Company through recognition and the opportunity for ownership.

2. THE PLAN

   This Plan shall consist of:
	(a) The Incentive Stock Option Plan (Article II);
	(b) The Long-Term Incentive Plan (Article III);
	(c) The Restricted Stock Plan (Article IV); and
	(d) The Incentive Bonus Plan (Article V).

Unless otherwise indicated, each such Plan shall be subject to the terms and conditions of this Article I and to the terms and conditions of Article VI hereof.

3.  SHARES SUBJECT TO THE PLAN

	The maximum aggregate number of shares as to which awards or options may at any time be granted under this Plan shall be 1,340,000 [reflects all amendments to October 15, 1998] common shares of the Company (the "Common Shares"), subject to adjustment as provided in Section 2 of
        Article VI hereof. Such Common Shares may be either authorized but unissued shares, or shares previously issued and reacquired by the Company. If and to the extent options granted under the Plan terminate, expire or are canceled without having been exercised, or shares awarded under the Restricted Stock Plan shall be forfeited, new options may be granted with respect to the shares covered by the terminated, expired or canceled options and forfeited shares may be reissued under the Restricted Stock Plan.

	Any shares of Common Stock of the Company which are used to pay an award under the Incentive Bonus Plan shall not be deemed Common Shares for purposes of the limitation on the maximum number of shares set forth in the preceding paragraph.

4.  ADMINISTRATION

	The Plan shall be administered by the Company's Board of Directors
        (the "Board") which may delegate any of its authority to an Incentive Compensation Committee which shall consist of at least three members of the Board. No member of the Incentive Compensation Committee shall be eligible to participate in any of the Plans described in Article 1,
        Section 2, if authority to administer such Plan has been delegated to the Committee (any references herein to the "Committee" shall be deemed to refer to either the Board or, if established, the Incentive Compensation Committee). The Committee shall have the sole authority to determine (a) the employees to be granted awards under the Plan;
        (b) the type, size and terms of the awards to be made to each employee selected; (c) the time when awards will be granted; and (d) any performance objectives required for earning out any award made hereunder. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable. The Committee's interpretations of the Plan, and all determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.

5. ELIGIBILITY FOR PARTICIPATION

	Officers and other key employees of the Company or its subsidiaries (as defined in Section 425(f) of Code) shall be eligible to participate in the Plan (the "Participants").

6.  AMENDMENT AND TERMINATION

	The Board may at any time and from time to time terminate, modify or amend the Plan in any respect; provided, however, that unless also approved or ratified by a vote of the majority of the holders of the outstanding shares of the capital stock of the Company entitled to vote thereon, any such modification or amendment shall not (subject, however, to the provisions of Section 2 of Article VI and Section 4(c) of Article III hereof): (i) increase the maximum number of shares for which options and awards may be granted under the Plan; (ii) reduce the option price at which options may be granted; (iii) extend the period during which option may be granted or exercised beyond the times originally prescribed; (iv) change the persons eligible to participate in the Plan; or (v) increase the number of options or awards that may be granted to a Participant. No such termination, modification or amendment may affect the rights of an optionee under an outstanding option or the grantee of an award. Nevertheless, with the consent of the Participant affected, the Committee may amend outstanding options or awards in a manner not inconsistent with the terms of plan.

7.  EFFECTIVE DATE

	This Plan, having been approved by the Board of Directors of the Company on January 12, 1984, shall become effective immediately upon approval by the holders of a majority of the shares of the Company entitled to vote at the next annual meeting of the Company and shall continue in effect thereafter until terminated or suspended by the Board.

ARTICLE II - Incentive Stock Option Plan

1.  GRANTING OF INCENTIVE STOCK OPTIONS
	(a) The purchase price of each Common Share subject to an Incentive Stock Option shall be the Fair Market Value of a share of such stock on the date the Incentive Stock Option is granted, provided, however, that any Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 425(f) of the Code) shall not be less than 110% of such Fair Market Value.

	(b) Incentive Stock Options shall be exercisable over an exercise period which shall be determined by the Committee (but which shall not exceed ten years from the date the Incentive Stock Option was granted (the "Termination Date").

       	(c) The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Common Shares for which a Participant may be granted Incentive Stock Options in any calendar year (under all incentive stock option plans of the Company of any subsidiary corporation (as defined in Section 425(f) of the Code)) shall not exceed $100,000 plus any unused limit carryover to such year. The unused limit carryover available in any calendar year to any Participant shall be determined in accordance with Section 422A of the Code.

	(d) The Committee, in its sole discretion, shall determine at the time of grant whether any particular Incentive Stock Option shall become exercisable in one or more installments and may prescribe such other terms as it deems desirable or as may be necessary to qualify its grants under the provisions of Section 422A of the Code. The Committee may also, in its sole discretion, authorize acceleration of the exercise of an option or installment thereof.

	(e) The Committee may grant at any time new Incentive Stock Options to a Participant who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. However, no Incentive Stock Option shall be exercisable by a Participant while there is outstanding any Incentive Stock Option previously granted to such Participant to purchase shares in the Company, until such option is exercised in full or expires by reason of lapse of time.

2. EXERCISE OF INCENTIVE STOCK OPTIONS

	(a) An Incentive Stock Option may be exercised, as to any and all shares granted thereunder, by giving notice of such exercise to the Company, provided that an option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the option is then exercisable if less than 100).

	(b) A Participant's Incentive Stock Option agreement may provide for payment to be in cash, stock, promissory notes or any other manner the Committee deems acceptable.

	(c) An Incentive Stock Option shall be exercisable during a Participant's lifetime only by the Participant.

3.  SUBSTITUTION OF OPTIONS

	In the event of a corporate merge or consolidation, or the acquisition by the Company of property or stock of another corporation or any reorganization or other transaction qualifying under Section 425(a) of the Code, the Committee may, in accordance with the provisions of that Section of the Code, substitute options under this Plan for options under the Plan of the acquired corporation provided that (a) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (b) the new option does not give the Participant additional benefits, including any extension of the exercise period.

4. TERMINATION OF EMPLOYMENT

	If a Participant ceases to be an employee (other than by reason of death or disability within the meaning of Section 105(d)(4) of the
        Code) any unexercised portion of his Incentive Stock Option shall terminate. If, prior to the Termination Date, a Participant shall cease to be an employee by reason of death or disability within the meaning of Section 105(d)(4) of the Code, he (or, in the event of the Participant's death, his estate) may exercise any Incentive Stock Options he holds for a period of 12 months after the date of cessation of employment to the extent that it was exercisable at the time of such cessation. Thereafter, any unexercised portion of the option shall terminate. In no event shall Incentive Stock Options be exercised after the Termination Date.

ARTICLE III - Long-Term Incentive Plan

1. AWARDS

	Awards under this Plan may be of:

	(a) NON-QUALIFIED STOCK OPTIONS ("Non-Qualified Stock Options") which are rights to purchase Common Shares on the terms and conditions set forth herein.

	(b) STOCK APPRECIATION RIGHTS ("Stock Appreciation Rights") which are rights to receive, without payment to the Company, cash and/or Common Shares in lieu of the purchase of shares under a related Non-Qualified Stock Option.

	(c) PERFORMANCE UNITS ("Performance Units") which are awards having dollar value as determined by the Committee but no Performance Unit may have a value in excess of the Fair Market Value of a Common Share on the date such Performance Unit is awarded. Performance Units constitute rights to receive, without payment to the Company, cash and/or Common Shares equivalent in value of the Performance Units, provided specified performance objectives are met.

	Non-Qualified Stock Options, Stock Appreciation Rights and Performance Units may be granted in conjunction with each other under terms whereby exercise of the Non-Qualified Stock Option or Stock Appreciation Rights or payment of the Performance Unit will proportionately reduce the number of shares or Performance Units under the related Non-Qualified Stock Option, Stock Appreciation Rights or Performance Units. Non-Qualified Stock Options and Performance Units may also be granted alone and not in conjunction with each other or with Stock Appreciation Rights, but Stock Appreciation Rights may only be granted in conjunction with Non-Qualified Stock Options.

2. NON-QUALIFIED STOCK OPTIONS

	All Non-Qualified Stock Options under this Plan shall be granted on the following terms and conditions:

	(a) Price. The purchase price per Common Share covered by each Non-Qualified Stock Option shall be an amount determined by the Committee in its sole discretion.

	(b) Number of Shares. The number of shares subject to an outstanding Non-Qualified Stock Option will be reduced (i) on a share-for-share basis to the extent that shares under such Non-Qualified Stock Option are used to calculate the cash and/or shares to be received pursuant to exercise of a related Stock Appreciation Right, and (ii) on a one-for-one basis to the extent that any Performance Units granted in conjunction with such Non-Qualified Stock Option are paid.

	(c) Term and Exercise Dates. The Committee shall determine at the time of grant the term during which each Non-Qualified Stock Option may be exercised (which shall not exceed 10 years from the date of grant) and whether any such option shall be exercisable in one or more installments. No Non-Qualified Stock Option shall be exercisable prior to one year after the date on which such option was granted.

	To the extent that a Non-Qualified Stock Option is not exercised when it becomes initially exercisable, it shall be carried forward and be exercisable until the expiration of the term of such option. No partial exercise of a Non-Qualified Stock Option may be for less than 100 shares of Common Stock (or such number of shares as to which the option is then exercisable if less than 100).

	(d) Termination of Employment or Death.

	(i) In the event that a Participant terminates employment prior to the expiration of his Non-Qualified Stock Option by reason of retirement at or after the age of 65 or Disability, any unexercised portion of his Non-Qualified Stock Option shall expire three months after such retirement or such Disability, as the case may be, and during such three months' period the optionee shall have the same rights to exercise the unexercised portion of his Non-Qualified Stock Option as he would have had if he were an employee of the Company.

	(ii) If prior to the expiration of any non-Qualified Stock Option, a Participant shall die while an employee of the Company, any unexercised portion of his option shall expire one year after his death and during such one-year period his legal representatives, heirs or legatees shall have the same rights to exercise the unexercised portion of the option as the Participant would have had if he were an employee of the Company.

	(iii) Except as provided in clauses (i) and (ii) of this Section 2(d), if a Participant terminates employment for any reason prior to the expiration of any Non-Qualified Stock Option, the unexercised portion of such option shall automatically terminate, unless the Committee in its sole discretion shall determine otherwise.

	(e) Payment.

	A Participant's Non-Qualified Stock Option agreement may provide for payment to be in cash, stock, promissory notes or any other manner the Committee deems acceptable.

	(f) Substitution of Options.

	In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of another corporation or any reorganization, the Committee may, substitute options under this Plan for options under the plan of the acquired corporation provided (i) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give a Participant additional benefits, including any extension of the exercise period.



3.  STOCK APPRECIATION RIGHTS.

	Concurrently with each Non-Qualified Stock Option granted under this Plan, the Committee may grant a Participant Stock Appreciation Rights which shall relate to such Non-Qualified Stock Option. All Stock Appreciation Rights granted under this Plan shall be on the following terms and conditions.

	(a) Exercise. Stock Appreciation Rights shall be exercisable to the extent and upon the same conditions that the related Non-Qualified Stock Option is exercisable under Section 2(c). A Participant wishing to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company.

	(b) Amount of cash or Number of Shares. The amount to which a Participant shall be entitled upon the exercise of any Stock Appreciation Right shall be determined by multiplying (i) that portion, as elected by the Participant, of the total number of shares which the Participant is entitled to purchase as of the exercise date under the related Non-Qualified Stock Option, by (ii) the amount, if any, by which the Fair Market Value of common Share on the exercise date exceeds the Fair Market Value of a Common share on the date the related Non-Qualified Stock Option was granted.

	Payment of the amount to which a Participant is entitled, as determined under the above formula, upon the exercise of Stock Appreciation Rights shall be made in cash, Common Shares, or partly in cash and partly in Common shares, as the Committee in its sole discretion shall determine. To the extent that payment is to be made in Common Shares, the number of such shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of a Common Share on the exercise date.

	(c) Effect of Exercise. The exercise of any Stock Appreciation Right shall reduce the number of shares subject to the related Non-Qualified Stock Option as provided in clause (i) of Section 2(b).

	(d) Termination of Employment or Death. In the event that a recipient of Stock Appreciation Rights ceases to be employed by the Company for any reason, his Stock Appreciation Rights shall be exercisable only to the extent and upon the same conditions as the related Non-Qualified Stock Option is exercisable under Section 2(d).

4. PERFORMANCE UNITS.

	All Performance Units under this Plan shall be granted on the following terms and conditions:

	(a) Number and Value of Units. In the case of any Performance Units granted in conjunction with a related Non-Qualified Stock Options: (i) the initial number of Units shall be equal to the number of Common Shares which are subject to the Participant's concurrently granted Non-Qualified Stock Option; (ii) the number of such Performance Units shall be reduced on a one basis to the extent that (A) Common Shares are purchased upon exercise of such related Non-Qualified Stock Option, or (B) shares under such Non-Qualified Stock Option are used to calculate the cash and/or shares to be received pursuant to exercise of related Stock Appreciation Rights.

	(b) Payment. Payment of Performance Units shall be made by the Company at or after the end of the Award period to the extent that such Performance Units are earned out by attainment of the performance objectives set for such Units by the Committee pursuant to Section 4(c) hereof. Such payment shall be an amount equal to the dollar value of the Performance Units earned out.

	Payment of the amounts to which a Participant is entitled to be paid in respect of Performance Units as provided above shall be made in cash, Common Shares, or partly in cash and partly in Common Shares as the Committee may determine. To the extent that payment is made in Common Shares, the number of such shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of Common Share on the date the Committee makes the election to make the payment in Common Shares.

	(c) Performance Objectives. Except as otherwise determined by the Committee, the award period ("Award Period") in respect of any Performance Units shall be five-years commencing as of the beginning of the calendar year in which such Performance Units are granted.
        At the time each grant of Performance Units is made, the Committee shall establish primary and minimum performance objectives to be attained within the Award Period as a condition of such Performance Units being earned out. Such performance objectives may be revised by the Committee during the Award Period, if, in its judgment, events or transactions unrelated to a Participant's performance have occurred which result in a distortion of the established performance objectives. Attainment of the primary performance objective in respect of an Award Period will result in 100% of the Performance Units being earned out. No Performance Units will be earned out if the minimum performance objective is not achieved. Attainment of performance between the primary and minimum performance objectives for an Award Period will result in a percentage (as determined by the Committee) of the value of the Performance Units being earned out.

	(d) Termination of Employment or Death. In the event that a Participant terminates employment prior to the end of the Award Period by reason of death, Disability or retirement at or after age 65, his Performance Units shall continue to be payable at the end of the Award Period to the same extent as if he were an employee at such time; provided, however, that the value of his Performance Units shall be adjusted by multiplying such value by a fraction, the numerator of which shall be the number of full calendar month between the date of award of the Performance Units and the date that employment ceases and the denominator of which shall be the number of full calendar months from the date of award to the end of the Award Period. Except as provided in this Section 4(d), upon termination of employment, Performance Units shall terminate unless the Committee, in its sole discretion, shall determine otherwise.

ARTICLE IV - Restricted Stock Plan

1. AWARDS
	(a) Awards under this Restricted Stock Plan shall be granted in the form of Common Shares.
	(b) Common Shares awarded under this Plan may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by a Participant, except as provided in Section 2 below.
        As a condition to the receipt of any shares awarded under this Plan, a Participant shall execute and deliver to the Company an instrument in writing, in form approved by the Committee, wherein he agrees to the above restrictions and the legending of his shares with respect thereto. Notwithstanding such restrictions, however, a Participant shall be entitled to receive all dividends declared on and to vote any Common Shares held by him and to all other rights of a shareholder with respect thereto.


2. RELEASE OF RESTRICTIONS ON SHARES

	Subject to the provisions of Section 3 and any written agreement between the Participant and the Company relating to the award of Common Shares hereunder, the restrictions set forth in Section 1(b) on the sale, transfer or other disposition and on pledge or other hypothecation of Common Shares awarded under this Plan shall lapse within a period of years and at a rate determined by the Committee in its sole discretion.

3. TERMINATION OF EMPLOYMENT

	If a Participant terminates his employment for any reason, his rights with respect to any Common shares which remain subject to the restrictions set forth in Section 1(b) hereof shall be as provided in a written agreement between the participant and the Company relating to the award and forfeiture of shares hereunder.

ARTICLE V - Incentive Bonus Plan

1.  CONTRIBUTIONS

	(a) Each year, the Company's Board of Directors shall determine an amount, if any, which shall be contributed in cash by the Company for allocation to Participants as a bonus for such year. The amount to be contributed for any year will be based on the Board's appraisal of the performance of the Company in such year, taking into account such factors as attainment of profit objectives, return on shareholder's equity, management performance, performance of corporations in similar lines of business, general economic conditions and such other factors as the Board may deem appropriate.

2.  PAYMENT OF AWARDS

	Awards made under the Incentive Bonus Plan shall be paid as follows:

	(a) At the time of granting each award, the Committee, in its sole discretion shall determine whether such award shall be paid in cash or credited to the account of a Participant as Stock Units as provided in paragraph (b) of this Section. If the Committee determines that an award is to be paid in cash, payment shall be made in one lump-sum not later than 6 months after the end of the Company's fiscal year with respect to which such award was made.

	(b) If the Committee determines that an award is to be credited as Stock Units, the amount of such award shall be translated into a number of Stock Units (expressed to the nearest one-hundredth) equal to the number of Common Shares which such amount would purchase at the Fair Market Value of such Common Share on the date on which the Committee granted such award. Such Stock Units shall be credited to an account (hereinafter called an "Account") for the Participant. On the record date of the determination of shareholders entitled to receive any cash dividend declared on the common Shares, there shall be credited to each Deferred Award Account, a number of Dividend Equivalents equal to the number of full Stock Units then in the Account, plus a fractional part of a Dividend Equivalent equal to any fractional Part of Stock Unit then in the Account. On that date the amount of such Dividend Equivalents and fraction, if any, so credited shall be translated into a number of additional Stock Units (expressed to the nearest one-hundredth) equal to the number of Common Shares which the amount of such Dividend Equivalents and fraction, if any, would purchase at the Fair Market Value of one such Common Share on such date. Notwithstanding the foregoing, after the date of the first installment payment of an award payable pursuant to this paragraph (b), subsequent Dividend Equivalents on undistributed Stock Units in a Deferred Award account will be paid to a Participant in cash as declared.

	Except as otherwise provided in this Section 2, any award payable pursuant to this paragraph (b) shall be paid in such number of annual installments (which need not be equal), not in excess of ten, as the Committee in its sole discretion may determine. Such installments shall commence not later than the first day of the first month after such Participant's attainment of age 65. On each installment payment date so determined by the Committee, there shall be paid or distributed to the Participant the appropriate portion of his Deferred Award Account.

	In the event a Participant terminates employment prior to age 65 for any reason other than voluntary resignation or discharge for cause, any amount in the Participant's Deferred Award Account shall be distributed to the Participant or his beneficiary or representative, as the case may be, at such time or times within ten years after such termination of employment as the Committee in its sole discretion may determine. If employment terminates because of discharge by the Company for cause, all amounts in the Deferred Award Account of the Participant so discharged shall be forfeited. If employment is terminated by voluntary resignation of the Participant, amounts in the Deferred Award Account shall be distributed at the discretion of the Committee, provided that the committee shall not be required to effect any such distribution.

	Each distribution of an award payable pursuant to this paragraph (b) may, in the discretion of the Committee, be made either (i) in cash, in an amount equal to the then Fair Market Value of a number of Common Shares (including a fractional share, if necessary) equal to the then distributable number of Stock units and fractions, if any, (ii) by distribution to the Participant of a number of common Shares of the Company equal to the then distributable number of full Stock Units, with any fractional part of Stock Unit being paid at its then Fair Market Value in cash, or (iii) partly in cash and partly in Common Shares, the amount of cash and number of shares to be determined as provided in the preceding clauses (i) and (ii) respectively.

	(c) The Committee in its sole discretion may authorize the acceleration of payment of any unpaid installment of any award upon written application of the Participant or other person entitled thereto, but such Participant or other person shall have no right to require accelerated payment.

ARTICLE VI - Miscellaneous Provisions

1.  OTHER PROVISIONS

	(a) Notwithstanding any other provision of this Plan, no payment of any unpaid award shall be made and any and all unexercised options and all rights under the Plan of a Participant who received such award or option grant (or his designated beneficiary or legal representatives) to the payment or exercise thereof shall be forfeited if, prior to the time of such payment or exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with the Company without the Company's consent, (ii) divulge without the consent of the Company any secret or confidential information belonging to the Company, or (iii) engage in any other activities which would constitute grounds for his discharge by the Company for cause.

	(b) If a former Participant whose employment has been terminated dies before receiving full payment of all amounts to which he is entitled under this Plan, the remaining payments shall be paid when due to this designated beneficiary or, in the absence of such designation, to his estate.

	(c) A Participant's rights and interests under the Plan (including the right to payment of unpaid installments of awards or the exercise of unexercised options) may not be assigned or transferred except in the case of a Participant's death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

	(d) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under this Plan and payment of awards shall be subordinate to the claims of the Company's general creditors. In no event shall interest be paid or accrued on any award, including unpaid installment of awards.

	(e) No Participant or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any rights to be retained in the employ of the Company.

	(f) The Company shall have the right to deduct from all awards paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of awards paid in Common Shares, the Participant or other person receiving such shares shall be required to pay the Company the amount of any such taxes which the Company is required to withhold with respect to such stock awards.

	(g) Each award or grant made under this Plan shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with the Plans set forth in Articles 11 through V, as the Committee shall approve.

	(h) No Common Shares shall be issued or transferred upon payment of any award payable hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any award or issuance of Common Shares made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares as the Committee or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

	(i) As used in this Plan, the following terms shall have the following meanings:

		"Code" shall mean the Internal Revenue Code of 1954, as it may be amended from time to time.

		"Disability" shall mean the total disability of a Participant, as determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary and desirable.

	"Dividend Equivalent" means an amount equal to the amount per share of any cash dividend declared on the Common Shares.

	"Fair Market Value" of a Common share on any date shall mean the closing price of a Common Share on such date as reported in the Wall Street Journal for the national securities exchanges and other securities markets which at the time are included in the Wall Street Journal's principal stock price quotations.

2. EFFECT OF CERTAIN CHANGES

	(a) If there is any change in the number of Common Shares through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of Common Shares available for options or awards and the number of such shares covered by outstanding options or awards, and the price per share of such options or the applicable market value of awards, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued Common Shares; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

	(b) In the event of a dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, the Committee may provide that the holder of each option or award then exercisable shall have the right to exercise such option (at its then option price) or award solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of shares of common shares for which such option or award might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or the committee may provide, in the alternative, that each option and award granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant and each Participant shall have the right, during the period of (30) days preceding such termination (i) to exercise the options as to all or any part of the Common Shares covered thereby, including shares as to which such options would not otherwise be exercisable, and (ii) to exercise any or all of such awards, including awards which would not otherwise be exercisable.

3.  HEADINGS

	Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

4. GOVERNING LAW

	Except as otherwise required under the laws of the United States, this Plan shall be construed in accordance with and governed by the laws of the State of New York.